Exhibit 99.1

National Interstate Corporation Announces Quarterly Dividend and New Director

RICHFIELD, Ohio, May 22/PRNewswire-FirstCall/ — National Interstate Corporation (Nasdaq: NATL) announced today that its Board of Directors approved a $0.04 per share dividend at its May 19, 2006 meeting. The cash dividend will be payable on June 16, 2006 to shareholders of record of the Company’s common stock as of the close of business on June 2, 2006.

Anticipated dividend payment dates for the third and fourth quarter of 2006 will be September 15, 2006 and December 15, 2006, respectively. As stated in the Company’s dividend policy in the 2005 Annual Report on Form 10K, the declaration and payment of dividends remains subject to the discretion of the Board of Directors, and will depend on, among other things, the Company’s financial condition, results of operations, capital and cash requirements, future prospects, regulatory and contractual restrictions on the payment of dividends by insurance company subsidiaries and other factors deemed relevant by the Board.

Also at the meeting, acting on the advice of its Nominating/Governance Committee, the Board elected Mr. Joseph E. (Jeff) Consolino as a director of the Company to fill the unexpired term of the Company’s current director, Mr. K. Brent Somers. In addition to his Board service, Mr. Consolino will serve as the Chair of the Audit Committee and as a member of the Compensation Committee, for a term that will expire in 2007.

Mr. Somers, who has served on the Board and chaired the Audit Committee since the Company’s initial public offering, is leaving to pursue personal interests. Mr. Consolino is currently Executive Vice President and Chief Financial Officer of Validus Holdings, Ltd., a Bermuda based reinsurance company. Previously, as managing director in Merrill Lynch’s Financial Institutions Group, Mr. Consolino led National Interstate’s initial public offering.

“I want to thank Mr. Somers for his valued service during our first year as a public company and I look forward to continuing our relationship with Mr. Consolino,” commented Alan Spachman, Chairman and President of National Interstate Corporation.

About National Interstate Corporation

National Interstate Corporation (Nasdaq: NATL), founded in 1989, completed an initial public offering in February 2005. We are a specialty property and casualty insurance company with a niche orientation and focus on the transportation industry. We differentiate ourselves within our markets by offering insurance products and services designed to meet the unique needs of targeted insurance buyers that we believe are underserved by the insurance industry. Our products include property and casualty insurance for transportation companies, captive insurance programs for commercial risks that we refer to as our alternative risk transfer component, specialty personal lines consisting primarily of recreational vehicle coverage, and transportation and general commercial insurance in Hawaii and Alaska. We offer our insurance products through multiple distribution channels including independent agents and brokers, affiliated agencies and agent Internet initiatives. Our insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company. National Interstate is an independently operated subsidiary of Great American Insurance Company, a property-casualty subsidiary of American Financial Group, Inc. (NYSE: AFG; Nasdaq). The Company is headquartered in Richfield, Ohio, which is located in northeastern Ohio between Cleveland and Akron.

Forward-Looking Statements

This document, including any information incorporated by reference, contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). All statements, trend analyses and other information contained in this press release relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “may,” “target,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions, constitute forward-looking statements. We made these statements based on our plans and current analyses of our business and the insurance industry as a whole. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Actual results may differ from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things: general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated with such access to capital and the market value of our investments; customer response to new products and marketing initiatives; tax law changes; increasing competition in the sale of our insurance products and services and the retention of existing customers; changes in legal environment; regulatory changes or actions, including those relating to regulation of the sale, underwriting and pricing of insurance products and services and capital requirements; levels of natural catastrophes, terrorist events, incidents of war and other major losses; adequacy of insurance reserves; and availability of reinsurance and ability of reinsurers to pay their obligations.

The forward-looking statements herein are made only as of the date of this document. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:

Tanya Inama

National Interstate Corporation

877-837-0339

investorrelations@nationalinterstate.com